Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement (No. 333-158951) on Form S-1/A of Live Current Media Inc. of our report dated March 26, 2010 relating to the consolidated financial statements of Live Current Media Inc. as at December 31, 2009 and for the year then ended appearing in the Registration Statement, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Registration Statement.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

April 22, 2010